Exhibit 21.1
List of Subsidiaries
The following entities are included in the Group consolidated financial statements as subsidiaries or joint ventures at December 31, 2022.

Shareholding
Controlled entities
CB International Services Company GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons Holdco S.R.L., Milano, Italy	100%
Orion Engineered Carbons Holdoco S.A.S., Ambes, France	100%
Carbogal Engineered Carbons Holdco - Consultoria, Unipessoal Lda., Lisboa, Portugal*	100%
Norcarb Engineered Carbons Holdco AB., Malmö Sweden	100%
Orion Engineered Carbons International GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons Holdings GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons Bondco GmbH, Frankfurt am Main, Germany	100%
Orion Engineered Carbons IP Verwaltungs GmbH, Monheim am Rhein, Germany	100%
Orion Engineered Carbons IP GmbH & Co. KG, Monheim am Rhein, Germany	100%
Orion Engineered Carbons GmbH, Frankfurt am Main, Germany	100%
Norcarb Engineered Carbons AB, Malmö, Sweden	100%
Orion Engineered Carbons Sp. z o.o., Jaslo, Poland	100%
Orion Engineered Carbons S.A.S., Ambès, France	100%
Orion Engineered Carbons France SAS; Berre-l'Etang; France	100%
Orion Engineered Carbons S.r.l., Ravenna, Italy	100%
Carbogal Engineered Carbons S.A., Sines, Portugal*	100%
Orion Engineered Carbons Proprietary Limited, Port Elizabeth, South Africa	100%
Orion Engineered Carbons Turkey, Istanbul, Turkey	100%
Orion Engineered Carbons USA Holdco, LLC, Spring, US	100%
Orion Engineered Carbons LLC, Spring, USA (Principal Executive Office)	100%
OEC Finance US LLC, Spring, USA	100%
Orion Engineered Carbons Ltda., Paulinia, Brazil	99.99%
Orion Engineered Carbons Korea, Co., Ltd., Yeosu-si, South Korea	100%
Orion Engineered Carbons KK, Tokyo, Japan	100%
Orion Engineered Carbons Trading (Shanghai) Co. Ltd., Shanghai, China	100%
Orion Material Technology (Shanghai) Co., Ltd., Shanghai, China	100%
Orion Engineered Carbons Qingdao Co., Ltd., Qingdao, China	100%
ORION Engineered Carbons (Huaibei) Co., Ltd, Huaibei, China	100%
Orion Engineered Carbons (China) Investment Co., Ltd, Shanghai, China	100%
ORION Engineered Carbons India Private Limited, Thane West, India	100%
Orion Engineered Carbons Pte. Ltd., Singapore, Singapore	100%
Associated entities
Kommanditgesellschaft Deutsche Gasrusswerke GmbH & Co., Dortmund, Germany	54.35%
Deutsche Gasrusswerke Gesellschaft mit beschränkter Haftung, Dortmund, Germany	50%
* In liquidation
Although we hold 54.35% and 50% of shares as at December 31, 2022 and 2021, in Kommanditgesellschaft Deutsche Gasrusswerke GmbH & Co., Dortmund, Germany (“DGW KG”), per shareholder resolution Orion agreed to generally limit its use of voting rights in DGW KG to 50%. Therefore DGW KG is recognized as a joint venture applying the equity method.